ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090201

Filed in the office of	Document Number 20130230955-00
Ross Miller Secretary of State State of Nevada	Filing Date and Time 04/08/2013 8:00 AM
	Entity Number E0250632006-7

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

BUCKINGHAM EXPLORATION INC. — E0250632006-7

2. The articles have been amended as follows: (provide article numbers, if available)

Article I. The name of this corporation is: Tierra Grande Resources Inc.

Article III. The Capital Stock shall consist of 20,000,000 shares of preferred stock and 500,000,000 shares of common stock, all with a par value of $0.0001 per share. The Corporation may issue the shares of stock for such consideration as may be fixed by the Board of Directors.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 52%

4. Effective date and time of filing: (optional) Date: Time:
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

EXHIBIT 3.1

CERTIFICATE OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
BUCKINGHAM EXPLORATION INC.

Pursuant to the provisions of NRS 78.385 and 78.390 Nevada Revised Statutes, this Nevada corporation adopts the following articles of amendment to its articles of incorporation:

1. Name of Corporation: BUCKINGHAM EXPLORATION INC.

2. The Articles have been amended as follows (*provide article numbers if available*):

Article I. The name of this corporation is: Tierra Grande Resources Inc.

Article III. The Capital Stock shall consist of 20,000,000 shares of preferred stock and 500,000,000 shares of common stock, all with a par value of $0.0001 per share. The Corporation may issue the shares of stock for such consideration as may be fixed by the Board of Directors.

3. The vote by which the shareholders holding shares in the Corporation entitling them to exercise at least a majority of the voting power, or such greater portion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is 52%.*

4. Officer Signature (Required)

S. Eley

SIMON ELEY, President and Director

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **TIERRA GRANDE RESOURCES INC.**, did on April 4, 2006, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on April 9, 2013.

ROSS MILLER
Secretary of State

Certified By: Nita Hibshman
Certificate Number: C20130408-1335
You may verify this certificate
online at **http://www.nvsos.gov/**